                                 Exhibit 10.12

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment") is made effective as of September 30, 1999, by and among FISHER COMPANIES INC. ("Borrower"), and BANK OF AMERICA, N. A. and U.S. BANK NATIONAL ASSOCIATION (each individually a "Bank" and collectively the "Banks") and BANK OF AMERICA, N. A., as agent for Banks ("Agent").

                                    Recitals

     A. Borrower, Banks and Agent are parties to that certain Credit Agreement dated as of May 26, 1998 as the same was amended pursuant to that certain First Amendment to Credit Agreement by and among the parties hereto as of June 25, 1999 ("Credit Agreement") and the related Loan Documents described therein.

     B. The parties hereto now desire to make certain changes to the Credit Agreement and the other Loan Documents all on the terms and conditions that follow.

     NOW, THEREFORE, the parties agree as follows:

                                   Agreement

     1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

     2. Amendment to Section 7.2 of the Credit Agreement. Section 7.2(b) of the Credit Agreement is hereby deleted and the following substituted in its stead:

          (b) Interest Coverage Ratio. Borrower shall maintain on a consolidated basis for each period of four consecutive fiscal quarters, an Interest Coverage Ratio of not less than the applicable minimum ratio set forth below:


                   Period                            Minimum Ratio
                   ------                            -------------
For the periods of four consecutive fiscal              1.80 to 1
 quarters ending on or before December 31,
 2000

For the periods of four consecutive fiscal              1.90 to 1
 quarters ending after December 31, 2000
 and on or before December 31, 2001

For the periods of four consecutive fiscal               2.00 to 1
 quarters ending after December 31, 2001
 and on or before December 31, 2002

For the periods of four consecutive fiscal               2.25 to 1
 quarters ending after December 31, 2002

          As used herein, "Interest Coverage Ratio" means, for any period, the ratio of (a) Adjusted Cash Flow of Borrower and its Subsidiaries for such period to (b) interest expense (including capitalized interest and the interest component of rentals paid or accrued under capital leases) of Borrower and its Subsidiaries for such period, provided, however, that for purposes of this subsection and subsection 6.15(c), "interest expense" for the four consecutive fiscal quarters ending on September 30, 1999, December 31, 1999 and March 31, 2000 shall be calculated in accordance with the following formula: (i) interest expense for the four quarter period ending on September 30, 1999, shall be four times Borrower's consolidated interest expense for the quarter ending on September 30, 1999; (ii) interest expense for the four quarter period ending on December 31, 1999, shall be two times Borrower's consolidated interest expense for the two quarter period ending on December 31, 1999; and (iii) interest expense for the four quarter period ending on March 31, 2000, shall be four-thirds (4/3) of Borrower's consolidated interest expense for the three quarter period ending on March 31, 2000.

     4. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

          4.1 Delivery of Amendment. Borrower, Agent and each Bank shall have executed and delivered counterparts of this Amendment to Agent;

          4.2 Corporate Authority. Agent shall have received in form and substance reasonably satisfactory to it such evidence of corporate authority and action as Agent or any Bank shall request demonstrating that the execution, delivery and performance of this Amendment has been duly authorized by Borrower;

          4.3 Consent of Guarantors. Fisher Broadcasting Inc., Fisher Mills Inc. and Fisher Properties Inc. shall each have executed the subjoined Guarantors' Consent;

          4.4 Representations True; No Default. The representations of Borrower as set forth in Article 6 of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date. No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment;

          4.5 Other Documents. Agent and Banks shall have received such other documents, instruments, and undertakings as Agent and such Bank may reasonably request.

     5. No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Agent and Banks on request for all reasonable expenses, including legal fees, actually incurred by Agent or such Bank in connection with the preparation of this Amendment and the closing of the transactions contemplated hereby and thereby.

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     6.   Miscellaneous.

          6.1 Entire Agreement. This Amendment comprises the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

          6.2 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

          6.3 Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed and interpreted in accordance with the internal laws of the State of Washington.

          6.4  Oral Agreements Not Enforceable.

          ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.


Guarantors:
FISHER COMPANIES INC.                    BANK OF AMERICA, N. A.


By_________________________________      By__________________________________

Title______________________________      Title_______________________________


Banks:
BANK OF AMERICA, N.A.                    U.S. BANK NATIONAL ASSOCIATION


By_________________________________      By__________________________________

Title______________________________      Title_______________________________

                              GUARANTORS' CONSENT

     Fisher Broadcasting Inc., Fisher Mills Inc. and Fisher Properties Inc. ("Guarantors") are guarantors of the indebtedness, liabilities and obligations of Fisher Companies Inc. ("Borrower") under the Credit Agreement and the other Loan Documents referred to in the within and foregoing Second Amendment to Credit Agreement ("Amendment"). The Guarantors hereby acknowledge that they have received a copy of the Amendment and hereby consent to its contents (notwithstanding that such consent is not required). Each Guarantor hereby confirms that its guarantee of the obligations of Borrower remains in full force and effect, and that the obligations of Borrower under the Loan Documents shall include the obligations of Borrower under the Loan Documents as amended by the Amendment.

Guarantors:
FISHER BROADCASTING INC.                 FISHER MILLS INC.


By_________________________________      By__________________________________

Title______________________________      Title_______________________________


FISHER PROPERTIES INC.

By_________________________________

Title______________________________